Exhibit 1.01

Spartan Motors, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2019

This report for the calendar year ended December 31, 2019, is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tantalum, tin, tungsten or gold, which are necessary to the functionality or production of their products. The term "Conflict Minerals" is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, tantalum, tin, tungsten, and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (DRC) or an adjoining country. The term "3TG" is defined as tantalum, tin, tungsten and gold and their compounds.

If a registrant can establish that the 3TG in their supply chain originated from sources other than the Democratic Republic of the Congo or an adjoining country, as defined by the SEC (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry ("RCOI") that the registrant completed.

If a registrant has reason to believe that any of the 3TG in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals' source and chain of custody. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures.

Company Overview

We are a niche market leader in specialty vehicle manufacturing and assembly for the commercial vehicle (including last-mile delivery, specialty service and vocation-specific upfit segments) and recreational vehicle industries. Our products include walk-in vans and truck bodies used in e-commerce/parcel delivery, upfit equipment used in the mobile retail and utility trades, luxury Class A diesel motor home chassis, military vehicles, and contract manufacturing and assembly services. We also supply replacement parts and offer repair, maintenance, field service and refurbishment services for the vehicles that we manufacture. Our operating activities are conducted through our wholly-owned operating subsidiary, Spartan Motors USA, Inc., with locations in Charlotte, Michigan; Ephrata, Pennsylvania; Pompano Beach, Florida; Bristol, Indiana; North Charleston, South Carolina; Kansas City, Missouri; Montebello, Carson, Sacramento and Union City, California; Mesa, Arizona; Dallas and Weatherford, Texas; and Saltillo, Mexico.

Our Bristol, Indiana location manufactures vehicles used in the parcel delivery, mobile retail and trades and construction industries, and supplies related aftermarket parts and services under the Utilimaster brand name. Our Kansas City, Missouri; Pompano Beach, Florida; North Charleston, South Carolina; Montebello California; and Saltillo, Mexico locations sell and install equipment used in commercial and fleet vehicles. Our Charlotte, Michigan location manufactures heavy-duty chassis and vehicles, and supplies aftermarket parts and accessories under the Spartan Chassis and Spartan brand names. Our Carson, Sacramento and Union City, California; Mesa, Arizona; and Dallas and Weatherford, Texas locations manufacture service truck bodies and accessories under the Royal Truck Body brand name.

Conflict Minerals Policy

Spartan Motors and its subsidiaries endeavor to maintain the highest standards of ethical conduct and integrity in all areas of their business activities.

On August 22, 2012, the U.S. Securities and Exchange Commission adopted final rules to implement reporting and disclosure requirements related to "conflict minerals," as directed by the Dodd-Frank Act.

We are committed to working closely with our supply chain to ensure we fully comply with the requirements set forth in Section 1502 of the Dodd-Frank Act. We have implemented the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and are utilizing the conflict minerals reporting template (CMRT) owned by the Responsible Minerals Initiative (RMI), for exercising due diligence within our supply chain.

We do not knowingly source any product containing Conflict Minerals and we continue to work on our due diligence process in order to verify that the components we source do not contain Conflict Minerals. We have requested that our suppliers commit to responsible sourcing of 3TG used in the production of components supplied to us. We expect our suppliers to have in place policies and due diligence measures that will enable us to reasonably assure that products and components supplied to us containing 3TG are DRC conflict free. Our suppliers will be requested to perform due diligence to determine the source of any 3TG that are contained in the components that they supply to us. Our supplier’s due diligence must include, where applicable, completion of the RMI Conflict Minerals reporting CMRT.

Our conflict minerals policy is posted on our website at http://www.spartanmotors.com/about-us/supplier-info/

RCOI & Due Diligence

Our due diligence measures have been designed to conform with the framework from the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for Gold and for Tin, Tantalum and Tungsten ("OECD Guidance").

Supply Chain

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. We have requested that our suppliers commit to responsible sourcing of conflict minerals used in the production of components supplied to us. Our suppliers have been requested to perform due diligence to determine the source of any conflict minerals that are contained in the components that they supply to us. Our suppliers' due diligence must include, where applicable, completion of the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on RMI's website.

For the 2019 reporting year, all of our relevant suppliers were asked to complete the CMRT. This is a requirement set forth in all of our supplier contract agreements.

Due Diligence Process

We reviewed the components that are included in the specialty vehicles and chassis that we manufacture that could contain 3TG that is necessary to the functionality or production of our products. Our due diligence measures have been designed to conform with the framework in the OECD Guidance.

Step One: Establish Strong Company Management Systems

Internal Team

At our corporate level, we have a cross functional team and a third-party consulting subject matter expert working collaboratively to administer our program. This team is responsible for the corporate conflict minerals policy and providing support and instructions on the due diligence measures required to be followed for each of our divisions.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have continued with our training program for our suppliers for the 2019 reporting by developing an instructional document that was provided to all of our suppliers. We will encourage our suppliers to share this information throughout the whole supply chain, all the way to the smelter level. Suppliers will continue to receive education and support from our business unit champions during the RCOI process and on an annual basis.

We have a robust supplier management plan for new and existing suppliers for Conflict Minerals. Existing suppliers must comply with Spartan’s quality manual and Spartan Terms and Conditions which includes Conflict Minerals reporting requirements. In addition, we provide annual education materials, supplier CMRT invitations and utilize a third-party software & consulting Conflict Minerals platform. Internal supplier management processes have also been updated to ensure supplier conformance and communication that include Conflict Minerals reporting requirements when a new supplier is selected. As part of the supplier approval process, new suppliers, unless exempt from Conflict Minerals reporting requirements, must provide a completed CMRT prior to being approved as a Spartan Motors supplier.

Spartan Motors provides educational materials for suppliers on an annual basis to assist them with their conflict minerals reporting compliance. Compliance with all the criteria is dictated in the contract for all Spartan Motors suppliers.

Grievance Mechanism

Our website (http://www.spartanmotors.com/about-us/supplier-info/) contains a link to our conflict minerals policy page. Included with our conflict minerals policy on our website is a link that can be utilized to contact our Compliance Officer with concerns regarding our conflict minerals policy or our use of conflict minerals. It is the policy of Spartan Motors that any communications regarding our Code of Business Conduct and Compliance or Conflict Minerals received by our Chief Compliance Officer is submitted for review to our Board of Directors.

Step Two: Identify and Assess Risk in the Supply Chain

All of our relevant suppliers were identified for inclusion in our 2019 RCOI. We rely on these suppliers, whose components we believe may contain 3TG, to provide us with information about the source of Conflict Minerals, if any, contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

We will assess risk by reviewing the suppliers' answers provided in the CMRT for risk indicators that are identified though our third-party Conflict Minerals platform. Risk indicators identified from the CMRT reports are then communicated back to our suppliers for awareness and continuous improvement for future Conflict Minerals reporting requirements.

Step Three: Design and Implement a Strategy to Respond to Risks

Relevant suppliers are mandated to provide a CMRT for each reporting year. Supplier CMRTs are evaluated against a set list of data quality standards. Any discrepancies identified are logged in an online tool and sent back to the supplier for further investigation and corrective action.

Step Four: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We do track all smelters that have been audited via the Responsible Minerals Initiative ("RMI").

Step Five: Report on Supply Chain Due Diligence

We conducted a survey of those suppliers described above using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of 3TG included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on RMI's website. The CMRT is being used by many companies in their due diligence processes related to conflict minerals.

It is our goal to continue to work with our suppliers to educate them on all the requirements so that we can have a marked improvement in response rate. For the 2019 reporting year, we received responses from 24 percent of all the suppliers surveyed. The 2019 data collected included the names of 439 entities listed by our suppliers as smelters or refiners. 249 of these entities were identified as validated to be Conflict-Free by the RMI. We compared these facilities to the RMI list of smelters and where a supplier indicated that the facility was certified as Conflict-Free we ensured that the name was listed by RMI.

The large majority of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used. We are unable to determine whether any of the 3TG reported by our suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Requesting that our suppliers complete the CMRT regarding information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

We are committed to this process and will continue to implement and improve our conflict minerals due diligence program. Based on the information obtained pursuant to our RCOI and the due diligence process, we do not have sufficient information to determine the country of origin of the 3TG used in our products.

Based on the information that was provided by the responding suppliers and otherwise obtained through our due diligence process; below is the list of smelters and refiners that were provided by our supply chain. Since reporting was completed at a company level, we are not able to determine with certainty that these are used in our supply chain.

Metal	Smelter Name	Smelter Country	Smelter Identification
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ARY Aurum Plus	AE
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Gold	AURA-II	UNITED STATES OF AMERICA	CID002851
Gold	Aurubis AG	GERMANY	CID000113
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	CHANGCHENG GOLD AND SILVER REFINERY CO., LTD.	CHINA
Gold	Cheong Hing	HONG KONG
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	china cold international resources corp.ltd	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	China's nonferrous mining group co., LTD	CHINA
Gold	Chugai Mining	JAPAN	CID000264
Gold	Colt Refining	UNITED STATES OF AMERICA
Gold	Cookson Sempsa	SPAIN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	gong an ju	CHINA
Gold	Great Wall Gold & Silver Refinery	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	HeTai Gold Mineral GuangDong Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Nohon Material Corporation	JAPAN
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Precious Metals Sales Corp.	UNITED STATES OF AMERICA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shan Dong Huangjin	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SINO-PLATINUM METALS Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854

Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	YAMAKIN CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Group	GERMANY	CID000654
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	US
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Plansee	AUSTRIA	CID001368
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Tranzact, Inc.	US
Tantalum	Treibacher Industrie AG	AT
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	BNT Chemicals Gmbh	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin	CooperSanta	BR
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	DOWA METALS & MINING CO.,LTD （HEAD OFFICE）	JAPAN
Tin	Dragon Silver Holdings Limited	HONG KONG
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Ge Jiu Trading Company	CHINA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848

Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxi Group Corp.	CN
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	M/s ECO Tropical Resources	SINGAPORE
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Metallo-Chimique N.V.
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Ney Metals and Alloys	INDONESIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Nihon Kagaku Sangyo Co., Ltd	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	SIGMA TIN ALLOY CO., LTD.	CHINA
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	TIMAH	INDONESIA
Tin	Tin Plating Gejiu	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Westfalenzinn	GERMANY
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	CID000218
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	DRK Metallurgical Private Limited	INDIA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Golden Egret Special Allloy Coop.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	HC Starck GmbH	GERMANY	CID000683
Tungsten	Hitachi Metals, Ltd.	JAPAN
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	JIANDE CITY HENGSHAN TUNGSTEN CO.,LTD.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS CO., LTD.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	INDIA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Ninghua Xingluokeng Tungsten Mine Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Yougsun Tungsten Industry Co., Ltd	VN
Tungsten	Voss Metals Company, Inc.	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Our efforts to determine the mine or location of origin of the 3TG used in our products consisted of the due diligence measures described in this report. In particular, because independent third-party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the 3TG that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain. We were unable to ascertain the country of origin and/or chain of custody of all necessary 3TG processed by these facilities for this reporting period.

Planned Steps to Improve Due Diligence

We intend to take the following steps to improve our due diligence program:

1.	Provide monthly supplier response reports to supply chain team that will improve visibility of supplier responses.
2.	Include an escalation protocol into current process that will enhance following up with no-response and/or unacceptable responses.
3.	Begin the CMRT request process sooner to give suppliers more time to update and send CMRT reports.
4.

Continue to work with suppliers to collect a complete list of smelters within Spartan Motor’s supply chain by providing direction to reference the RMI list of smelters when completing their CMRT report.

5.	Strive to meet the goal of increasing supplier response rate by 15% established in 2018.